Exhibit 99.2

CIRCOR International Announces Availability of Historical Segment Information Reflecting Previously Announced Organizational Realignment

Simplification Initiative Optimizes Company’s Organizational Structure to Drive Top-line Growth

Burlington, MA - January 17, 2017 - CIRCOR International, Inc. (NYSE: CIR) today announced the availability of certain historical segment information reflecting its previously announced organizational realignment beginning in the fourth quarter of 2016. The new “Energy” segment, including the recent acquisition of Critical Flow Solutions, will primarily serve the oil & gas market. The second segment, “Advanced Flow Solutions,” includes the historical Aerospace & Defense businesses plus the businesses that serve the power and process and industrial end markets. These businesses were collectively referred to as the Control Valves product line in CIRCOR’s legacy Energy Group. To facilitate comparability, CIRCOR has provided this historical segment information to reflect the two realigned reportable segments for each of the prior quarterly reporting periods from the first quarter of 2014 through the third quarter of 2016 in a Form 8-K furnished with the Securities and Exchange Commission on January 17, 2017. This information can be accessed under the “SEC Filings” section in the “Investors” portion of CIRCOR’s website.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets flow control solutions and other highly engineered products and sub-systems for markets including oil & gas, power generation, industrial and aerospace & defense. CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Rajeev Bhalla
Executive Vice President and Chief Financial Officer
781-270-1210